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                                                                   Exhibit II.8.
                                     BY-LAWS
                                       OF
                              WAL-MART STORES, INC.

                             AS AMENDED JUNE 3, 1993

                                 ---------------

                                   ARTICLE I

                                    OFFICES

       Section 1. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

       Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                             MEETING OF STOCKHOLDERS

       Section 1. All meetings of the stockholders shall be held in the City of Bentonville, State of Arkansas, as such place and time as may be fixed by the Board of Directors or at any other place as may be designated by the Board of Directors and stated in the notice of the meeting.

       Section 2. Annual meetings of the stockholders for the election of directors, commencing with the year 1970, shall be held on the last Tuesday of April if not a legal holiday, and if a holiday, then on the next secular day following, at 2:00 o'clock P.M., or at such other date and time as shall be designated by the Board of Directors and stated in the notice of the meeting.

       Section 3. Notice of meeting of stockholders stating the time and place and in the case of a special meeting the purposes thereof shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than fifty days before the date of the meeting.

       Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

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       Section 5. Special meetings of the stockholders, for any purpose or purposes, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors.

       Section 6. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

       Section 7. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

       Section 8. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

       Section 9. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must (a) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) be otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) satisfy the notice requirements set forth below in this Section 9 and otherwise be properly brought before the meeting by a stockholder.

For business to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 75 days nor more than 100 days prior to the meeting; provided, however, that in the event that less than 85 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are

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beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 9. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting in accordance with the provisions of this
Section 9 or otherwise, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before this meeting shall not be transacted.

                                  ARTICLE III

                                   DIRECTORS

       Section 1. The number of directors which shall constitute the whole Board shall be not less than three nor more than twenty. The first Board shall consist of three directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual or a special meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 and
Section 10 of this Article.

       Section 2. Except as provided in Section 10 of this Article, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.

       Section 3. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

       Section 4. Meetings of the Board of Directors may be held upon three days' notice at such time and place as shall be determined by the Board.

       Section 5. Special meetings of the Board may be called by the President on three days' notice to each director; special meetings shall be called by the President or Secretary in like manner and on notice on the written request of two directors; and special meetings may be called on notice by two directors if there is no President or Secretary.

       Section 6. At all meetings of the Board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may otherwise be specifically provided by statute or by the Certificate of Incorporation. If a quorum

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shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

       Section 7. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

       Section 8. In the absence or disqualification of a member of a committee of directors created by the Board of Directors, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

       Section 9. Any committee of directors shall keep regular minutes of its meetings and report the same to the Board of Directors.

       Section 10. Any director may be removed, for cause or without cause, by a majority vote of the stockholders entitled to vote for the election of such director at any annual or special meeting of the stockholders. Upon such removal of a director, the stockholders (and not the remaining directors) shall elect a director to replace such removed director at the same stockholders' meeting at which such removal took place or at a subsequent stockholders meeting.

       Section 11. To the fullest extent provided by statutes now in effect or as such statutes may be amended in the future:

               (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

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               (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

               (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 11, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

               (d) Any indemnification under subsections (a) and (b) of this
       Section 11 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 11. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

               (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section 11. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

               (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section 11 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

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               (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Section 11.

               (h) For purposes of this Section 11, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

               (i) For purposes of this Section 11, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Section 11.

               (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 11 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

       Section 12. There shall be an Executive Committee of the Board, to be composed of members so designated by the Board, which shall have all the powers and duties of the Board, except as may be limited by law, and that it shall function, in its discretion, between Board meetings and while the Board is not in session. Further, the Committee without limiting the foregoing powers and duties, shall specifically have the power and authority to adopt a certificate of ownership and merger pursuant to Section 253 of the Del. Law.

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                                   ARTICLE IV

                                    NOTICES

       Section 1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to require personal notice, but such notice may be personal or by telephone or may be given in writing, by mail or by telegraph, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or delivered to the sending telegraph office.

       Section 2. Whenever notice is required to be given under any provision of the statutes or of the Certificate of Incorporation or of these By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

                                   ARTICLE V

                                    OFFICERS

       Section 1. The Board of Directors, as soon as possible after the election thereof each year, shall elect a President, a Vice President, a Secretary and a Treasurer, and from time to time may elect or appoint a Chairman of the Board; one or more Vice Chairmen; Executive Vice Presidents; Senior Vice Presidents; and a Controller; General Counsel; and such Assistant Secretaries, Assistant Treasurers, Assistant General Counsels, and such other officers of the Company, agents and employees, having such titles, as the Board of Directors may deem proper. More than one office may be held by the same person.

       Section 2. The term of office of all officers shall be until their respective successors are elected and qualify, but any officer may be removed from office, with or without cause, at any time by vote of the Board of Directors. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

       Section 3. The officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred upon them by the Board of Directors. The chief executive officer of the Corporation shall be either the Chairman of the Board or the President, as may be specified by the Board of Directors. The President shall have general and active management of the business of the Corporation and shall see to it that all orders and resolutions of the Board are carried into effect. Without limitation of the foregoing, the Chairman of the Board, Vice-Chairman, President, Executive Vice President, Senior Vice President and Vice President shall have the

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authority as specified in Section 7 of Article VII to execute all instruments requiring execution of the Corporation.

       Section 4. Unless otherwise ordered by the Board of Directors, the Chairman of the Board and the President, or, in the event of their absence or inability to act, a Vice Chairman or Vice President; shall each have full power and authority on behalf of the Corporation to attend and to act and to vote, in person or by proxy, at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might be possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

       Section 5. The Board of Directors may appoint persons as "divisional" officers. Each such divisional officer shall have all of the powers and authority of an officer of the Corporation as more fully specified herein but only with respect to any action, business or transactions being undertaken by the division of the Corporation for which such person has been designated an officer.

                                   ARTICLE VI

                             CERTIFICATES OF STOCK

       Section 1. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock, certifying the number of shares represented thereby and in such form as the Board of Directors may from time to time prescribe.

       Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer clerk or a transfer agent appointed by the Board of Directors, and on surrender of the certificate or certificates for such shares properly endorsed. The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Corporation.

       The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

       The certificates of stock shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or a transfer clerk and by a registrar, the signatures of the President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimiles, engraved or printed. In case any such officer who has signed

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or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

       Section 2. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

       Section 3. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                  ARTICLE VII

                               GENERAL PROVISIONS

       Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

       Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

       Section 3. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

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       Section 4. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

       Section 5. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

       Section 6. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

       Section 7. All instruments requiring execution by the Corporation including but not limited to all contracts, checks or demands for money, notes, bonds or other obligations, and mortgages may be executed without the express authority conferred by the Board of Directors, by the Chairman of the Board, or any Vice Chairman, President, Executive Vice President, Senior Vice President or Vice President. Any person having authority to sign on behalf of the Corporation may delegate, from time to time, by instrument in writing, all or any pact of such authority to an associate (employee) of the Corporation unless such a delegation of authority is specifically limited by the Board of Directors.

                                  ARTICLE VIII

                                   AMENDMENTS

       Section 1. These By-laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-laws be contained in the notice of such special meeting.

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